Exhibit 99.1
News Corp Announces Acquisition of Investor’s Business Daily

Digitally-Focused Financial News, Tools and Research Business
To Be Operated By News Corp’s Dow Jones Division

More than 90% of Revenues and Subscriptions Are Digital

NEW YORK, NY – March 25, 2021 - News Corp announced today it has agreed to acquire Investor’s Business Daily from O’Neil Capital Management. The high margin, profitable and rapidly growing digital first financial news and research business will be operated by Dow Jones, a News Corp subsidiary.

Investor’s Business Daily (IBD), which operates the Investors.com website, was founded by William J. O’Neil in 1984 and has experienced double-digit revenue growth over the past several years, with digital representing more than 90% of IBD’s revenues and subscriptions.

A majority of IBD’s annual revenues and profits come from the company’s unique investor tools, research and analysis products, which have experienced sharp increases in popularity and profitability as more and more investors seek out quality information through digital products to guide their financial decisions.

In addition to its rapid growth in recent years, IBD, which is being acquired by News Corp for $275 million, has a revenue base that is almost entirely digital, representing nearly 100,000 digital subscribers across its platforms, and minimal overlap with Dow Jones’s existing subscriber base. IBD publishes a print edition once a week, in addition to continually updated news on investors.com, which reached an audience of 10.8 million average monthly unique visitors in February, 2021, according to Adobe Analytics. IBD, in collaboration with TechnoMetrica Market Intelligence, provides IBD/TIPP polls, which were rated among the most accurate presidential polls in 2012, 2016 and 2020.

News Corp says the acquisition will expand Dow Jones’s offering with the addition of proprietary data and tools for professional and retail investors to help them identify top-performing stocks. Investor’s Business Daily’s stock recommendations are based on an investment philosophy pioneered by Mr. O’Neil.

“IBD will greatly enhance our e-expertise in finance, with compelling digital coverage, unique tools and high-yielding services. We will be able to cross-sell and up-sell with Dow Jones financial products and provide specialist insights for a knowing business audience,” said Robert Thomson, Chief Executive of News Corp. “Dow Jones and the Wall Street Journal reported record profits in the last quarter and I have no doubt that IBD’s savvy digital products and journalism will significantly bolster profitability at the Dow Jones segment. This transformative deal obviously comes as investor interest is surging in stock and bond markets and there is a premium for intelligence, insight and integrity.”

The deal will benefit from, and add value to, News Corp’s relentless and successful digital focus. News Corp’s most recent financial quarter was the most profitable since the company was launched in 2013. Dow Jones’s industry-leading paywall model has helped drive record-breaking digital subscription growth. In the quarter ending December 31, 2020, Dow Jones achieved its highest quarterly Segment EBITDA since 2007, with traffic across the Dow Jones digital network also surging 48 percent. Dow Jones is home to The Wall Street Journal, MarketWatch, Barron’s and Mansion Global, among other publications, products and news sites.

Almar Latour, CEO, Dow Jones, said: “The prospect of combining our collective skills and strengths, especially our shared legacies of trusted, rigorous journalism and research, opens up a wide range of potential. It creates exciting possibilities to grow quality at scale, diversify our tailored digital offerings and forge even deeper connections with the professional and retail investment communities.”

William Scott O’Neil, CEO of O’Neil Capital Management and Investor’s Business Daily, said: “We pride ourselves on helping to educate and empower investors so that they can make smarter, more profitable investing decisions. We can’t think of a better place than News Corp and Dow Jones to take Investor’s Business Daily into its next phase of growth and create even more value for our loyal subscribers.”

Jerry Ferrara, President of Investor’s Business Daily, said: “After a period of rapid growth and digital innovation, now is the right time for us to take our next big leap forward. Joining the News Corp and Dow Jones family will afford us many opportunities to continue scaling our business, increase our global distribution and accelerate our initiatives. IBD’s core purpose will not change but will only be amplified as we embark on the next chapter of our humble but storied history. We are in a unique moment in time where new retail investors are entering the financial markets. They need authoritative resources, quality information and truthful guidance like never before.”

IBD launched as Investor’s Daily in 1984 when William J. O’Neil had been studying the best stocks of all time for twenty years, discovering seven common traits these stocks displayed just before they made their biggest gains. Post acquisition, IBD, which has approximately 130 employees, will continue to be based at its headquarters in Los Angeles, and will operate as a stand-alone brand as part of Dow Jones.

Baker Hostetler served as legal advisor to the purchaser in the transaction.

Investment Bank, Canaccord Genuity, served as financial advisor, and Norton Rose Fulbright served as legal advisor to O’Neil Capital Management, the seller, in the transaction.

The acquisition is subject to customary closing conditions, including regulatory approvals. The closing is anticipated during the fourth quarter of News Corp’s current fiscal year, which ends June 30, 2021.

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About O'Neil Capital Management
O'Neil Capital Management is a private company and family office with investment interests in asset management, real estate, printing, digital media, brokerage, investment advisory, and information technology services.

About News Corp
News Corp (Nasdaq: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content and other products and services. The company comprises businesses across a range of media, including: digital real estate services, subscription video services in Australia, news and information services and book publishing. Headquartered in New York, News Corp operates primarily in the United States, Australia, and the United Kingdom, and its content and other products and services are distributed and consumed worldwide. More information is available at: http://www.newscorp.com.

Contacts
News Corp Investor Relations
Michael Florin
212-416-3363
mflorin@newscorp.com

News Corp Corporate Communications
Jim Kennedy
212-416-4064
jkennedy@newscorp.com

Forward-Looking Statements
This release contains forward-looking statements based on current expectations or beliefs, as well as assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places in this release and include statements with respect to, among other things, the expected timing for the completion of, and the potential benefits from, the acquisition of IBD. Readers are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Many factors, such as the risks and uncertainties related to the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the acquisition, as well as continued uncertainty caused by the coronavirus pandemic, could cause actual results to differ materially from those described in these forward-looking statements. The forward-looking statements in this release speak only as of this date and News Corp and Dow Jones undertake no obligation (and expressly disclaim any obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
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